Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-118226 and 333-125778) and on Form S-8 (Nos. 333-034168, 333-034170, 333-096809, 333-107679, 333-136723, 333-148683, 333-163829, 333-163830, 333-177201 and 333-178924) of Saba Software Inc., of our report dated May 10, 2012, related to the consolidated financial statements of HumanConcepts LLC, which is included in this Amendment No. 1 to the Current Report on Form 8-K/A of Saba Software Inc. filed with the Securities Exchange Commission on March 19, 2012.

/s/ Mohler, Nixon & Williams

Mohler, Nixon & Williams

Campbell, CA

September 5, 2012